2007 Guidance (Non-GAAP)
(1) Assumes no additional shares repurchased. Excludes, if any, restructuring and impairment charges and the resolution of certain tax items and other items that are not currently determinable, but may be significant. For that reason, the Company is unable to provide full-year GAAP net earnings and operating margin estimates at this time.
Revenue; $11.55 - $11.65 billion
Operating margin (non-GAAP) of about 10.0%
(1)
Depreciation and amortization; ~ $590-$595 million, includes an incremental
$45 million of purchase accounting amortization
Interest expense – net; ~ $230 million
Effective tax rate (non-GAAP); ~ 31.9%
Non-GAAP EPS (fully diluted) = $2.85 to $2.88
(1)
Capex = ~$450-$475 million
EBITDA – Capex = Growth 20%+
Exhibit 99.1

Safe Harbor Statement
Use of Forward-Looking Statements
This presentation contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of
1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-
looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this presentation and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.
The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company's businesses following acquisitions; the ability to implement comprehensive plans for the execution of cross-selling, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers' budgetary constraints and customers' changes in short-range and long-range plans; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley's periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley's filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.